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                                                                      EXHIBIT 11



                      SOUTHDOWN, INC. AND SUBSIDIARIES

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
             (In millions, except per share amounts - Unaudited)



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
                                                                                              YEAR ENDED
                                                                                              DECEMBER 31,
                                                                                     ----------------------------
                                                                                          1998           1997
                                                                                     -------------   ------------
Earnings (loss) for basic earnings per share:
 Earnings from continuing operations before preferred stock dividends                   $  125.0       $  153.7
  Preferred stock dividends                                                                    -           (2.5)
                                                                                        --------       --------
  Earnings from continuing operations                                                      125.0          151.2
  Loss from discontinued operations, net of income taxes                                    (1.6)             -
                                                                                        --------       --------
  Net earnings for basic earnings per share                                             $  123.4       $  151.2
                                                                                        ========       ========
Earnings (loss) for diluted earnings per share
  Earnings from continuing operations                                                   $  125.0       $  153.7
  Loss from discontinued operations, net of income taxes                                    (1.6)             -
                                                                                        --------       --------
  Net earnings for diluted earnings per share                                           $  123.4       $  153.7
                                                                                        ========       ========
Average common stock shares outstanding:                                                    38.2           36.9

  Other potentially dilutive securities:
     -  common stock equivalents from assumed exercise of stock options                      0.6            0.5
     - assumed conversion of the Series D convertible
        preferred stock at 1.51 shares of common stock                                         -            1.6
                                                                                        --------       --------
  Total for diluted earnings per share                                                  $   38.8       $   39.0
                                                                                        ========       ========
Earnings (loss) per common share:
   Basic
      Earnings from continuing operations                                               $   3.27       $   4.10
      Loss from discontinued operations, net of income taxes                               (0.04)             -
                                                                                        --------       --------
                                                                                        $   3.23       $   4.10
                                                                                        ========       ========
   Diluted
      Earnings from continuing operations                                               $   3.22       $   3.94
      Loss from discontinued operations, net of income taxes                               (0.04)             -
                                                                                        --------       --------
                                                                                        $   3.18       $   3.94
                                                                                        ========       ========
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